UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2013

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2013, Marathon Oil Corporation (the “Company”) announced that Janet F. Clark, executive vice president and chief financial officer (“CFO”) of the Company, has elected to retire effective October 1, 2013 after serving almost 10 years with the Company. Effective September 3, 2013, Ms. Clark will serve as executive vice president through September 30, 2013. The Company has no employment agreement with Ms. Clark, and she will not receive any severance payments upon her retirement. The treatment of her compensation upon retirement will be consistent with the Company's past practice and programs as described on pages 54-55 and 65-68 of the Company's 2013 Proxy Statement.
On August 26, 2013, the Board of Directors elected John R. Sult to succeed Ms. Clark as executive vice president and CFO effective September 3, 2013. Mr. Sult, 54, was a member of El Paso Corporation's executive management team from 2005 until the company was acquired by KinderMorgan, Inc. in 2012. While with El Paso Corporation, Mr. Sult was executive vice president and CFO from 2010 to 2012 and senior vice president and CFO from 2009 until 2010. Prior to that, he served as senior vice president and controller from 2005 until 2009. Mr. Sult earned a Bachelor of Science degree with special attainments in commerce from Washington & Lee University and is a CPA in the State of Texas. He currently serves on the board of directors of Dynegy Inc. and also serves as chairman of the board of Boys and Girls Country of Houston, Inc. At this time, no determination has been made with respect to related person transactions for Mr. Sult.
As executive vice president and CFO, Mr. Sult will receive a base salary of $600,000 per year. Mr. Sult will participate in the Company's annual cash bonus program with a target award of 85% of base salary. Mr. Sult will also receive a sign-on grant of Company restricted stock valued at $1,000,000, granted as soon as administratively feasible. One-third of the restricted shares granted will vest on the first anniversary of the date of grant, one-third of the shares granted will vest on the second anniversary of the date of grant, and one-third of the shares granted will vest on the third anniversary of the date of grant. As soon as administratively feasible, Mr. Sult will also receive a grant of stock options representing the 2013 annual long-term incentive award valued at approximately $1,000,000 with one-third of the options vesting on the first anniversary of the date of grant, one-third of the options vesting on the second anniversary of the date of grant, and one-third of the options vesting on the third anniversary of the date of grant. Mr. Sult will also participate in the Company's annual long-term incentive awards program and other elements of the Company's executive compensation and benefit plans, including as an eligible participant in the Company's retirement plans. Those plans are outlined in the Company's 2013 Proxy Statement. Like Ms. Clark, Mr. Sult will not have an employment agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2013		MARATHON OIL CORPORATION

	By:	/s/ Michael K. Stewart
Michael K. Stewart
Vice President, Finance and Accounting, Controller and Treasurer